Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, and 333-188448) and on Form S-3 (No. 333-191104) of Harsco Corporation of our report dated March 2, 2015 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 2, 2015